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                                  EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Serologicals Corporation ("Serologicals") of our report dated March 27, 2003 relating to the combined financial statements of Chemicon International, Inc. and affiliates for the year ended December 31, 2002 included in a Current Report on Form 8-K of Serologicals filed April 11, 2003.



/s/ SWENSON CORPORATION



Rancho Cucamonga, California
April 17, 2003